UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

American Electric Power Company, Inc.
(Exact Name of Registrant as
Specified in Its Charter)

New York
(State of incorporation
or organization)

13-4922640
(I.R.S. Employer Identification No.)

1 Riverside Plaza, Columbus, Ohio 43215
(Address of Principal Executive Offices of Registrant, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

8.75% Junior Subordinated Debentures	New York Stock Exchange, Inc.

If this form relates to the registration of a class	If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the	of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to	Exchange Act and is effective pursuant to
General Instruction A.(c), please check the	General Instruction A.(d), please check the
following box. ☒	following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-105532

Securities to be registered pursuant to Section 12(g) of the Act: None.

________________________________________________________________
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

          The class of securities to be registered hereby is the 8.75% Junior Subordinated Debentures (“Subordinated Debentures”) of American Electric Power Company, Inc., a New York corporation (“AEP”). The Subordinated Debentures are being issued under a Subordinated Indenture, dated as of March 1, 2008, between American Electric Power Company, Inc. and The Bank of New York, as trustee.

          A description of the Subordinated Debentures is set forth (i) under the caption “Description of the Junior Subordinated Debentures” in the Prospectus forming a part of Registration Statement No. 333-105532 (“Registration Statement”) on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), on May 23, 2003, and (ii) under the caption “Specific Terms of the Junior Subordinated Debentures” in the Prospectus Supplement filed with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act on March 14, 2008, which description is incorporated herein by reference.

Item 2.   Exhibits.

Exhibit		Description

1	.	Subordinated Indenture, dated as of March 1, 2008, between American Electric Power Company, Inc. and The Bank of New York, as trustee.

2	.	Form of Officer’s Certificate relating to American Electric Power Company, Inc.’s Junior Subordinated Debentures, including form of 8.75% Junior Subordinated Debentures.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 19, 2008

American Electric Power Company, Inc.

By:__/s/ Thomas G. Berkemeyer________
Name: Thomas G. Berkemeyer
Title: Assistant Secretary